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                        [Letterhead of Winston & Strawn]



                                  June 25, 1996



Prime Retail, Inc.
100 E. Pratt Street
19th Floor
Baltimore, MD  21202

          Re: PRIME RETAIL, INC. REGISTRATION STATEMENT ON FORM S-11

Gentlemen:

          We have acted as counsel to Prime Retail Inc., a Maryland corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-11 (File No. 333-1666) filed by the Company with the Securities and Exchange Commission (the "Commission") on February 26, 1996 (together with all amendments thereto, the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Of the shares being sold, 3,705,000 shares (or such greater amount as may be set forth in an amendment to the Registration Statement pursuant to Rule 462(b) of the Act) are being sold by the Company and 90,328 as being sold by KILICO Realty Corporation (the "Selling Stockholder") pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among Friedman, Billings, Ramsey & Co., Inc., the Company and the Selling Stockholder (the "Underwritten Shares"). Capitalized terms used herein and not otherwise defined have the meaning given to them in the Registration Statement.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated By-Laws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the offering of the Underwritten Shares, (iii) the Registration Statement and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination,

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we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of the documents executed or to be executed by parties other than the Company, we have assumed that such parties have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Underwritten Shares have been duly and validly authorized and, when issued and sold pursuant to the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable.

          This opinion is rendered as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any changes in any matter set forth herein, regardless of whether changes in such matters come to our attention after the date hereof. This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 of the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,



                                   WINSTON & STRAWN